Exhibit 99.1

Magnachip Reports Results for Third Quarter 2024

Financial Highlights

•	Q3 consolidated revenue was $66.5 million, at the high-end of guidance range of $61.5-66.5 million.

•	Q3 standard product business revenue was up 25.9% sequentially.

•	Q3 consolidated gross profit margin of 23.3% was in-line with the mid-point of guidance range of 22.5-24.5%.

•	Q3 standard product business gross profit margin was 24.4%, up 1.3 percentage points sequentially.

•	Ended Q3 with cash of $121.1 million; and an additional non-redeemable short-term financial investment of $30 million.

•	Repurchased approximately 0.5 million shares for aggregate purchase price of $2.5 million during the quarter.

Operational Highlights

•

Broad-based sequential revenue growth in our PAS business was driven by leaner distribution channels and better-than-typical seasonality. Relative strength was more evident in industrial, computing, and consumer applications. Automotive continues to show strength with additional design wins in Japan and China.

•	Started initial DDIC production and shipments for a premium smartphone model from a leading China OEM.

•	Received a purchase order from a second leading China smartphone OEM and commenced shipments in October 2024.

•

Began sampling our new OLED driver designed with next-generation IP, including sub-pixel rendering (SPR), refined color enhancement, color filter, brightness uniformity control and more than 20% reduction in power consumption than previous generation.

•	Power IC revenue increased sequentially, driven primarily by demand for LCD TVs and OLED IT in tablets and notebooks.

SEOUL, South Korea, October 30, 2024 – Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the third quarter 2024.

YJ Kim, Magnachip’s CEO, commented, “Our Q3 revenue was at the high-end of guidance driven by broad-based growth in our Standard Product businesses, which is comprised of our MSS and PAS businesses. Standard Product revenue increased 25.9% sequentially and 24% year-over-year. Our discrete Power business benefited from leaner inventory in distribution channels as well as new product designs wins resulting in better-than-seasonal growth. In MSS, the strong sequential growth was due to increased demand for products targeted for China smartphone OEMs, automotive displays, and OLED IT.”

YJ Kim added, “Looking ahead, we expect our Standard Product business revenue in Q4 will modestly decline sequentially, which is better than typical seasonality experienced in past years. We reiterate our full-year guidance for double-digit growth in both MSS and PAS businesses in 2024.”

Q3 2024 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP
	Q3 2024	Q2 2024	Q/Q change			Q3 2023	Y/Y change
Consolidated Revenues	66,460	53,171	up	25.0%		61,245	up	8.5%
Standard Products Business	64,020	50,835	up	25.9%		51,619	up	24.0%
Mixed-Signal Solutions	16,446	11,595	up	41.8%		10,644	up	54.5%
Power Analog Solutions	47,574	39,240	up	21.2%		40,975	up	16.1%
Transitional Fab 3 foundry services(1)	2,440	2,336	up	4.5%		9,626	down	74.7%
Consolidated Gross Profit Margin	23.3%	21.8%	up	1.5	%pts	23.6%	down	0.3	%pts
Standard Products Business	24.4%	23.1%	up	1.3	%pts	28.7%	down	4.3	%pts
Mixed-Signal Solutions	38.7%	34.6%	up	4.1	%pts	28.8%	up	9.9	%pts
Power Analog Solutions	19.4%	19.7%	down	0.3	%pts	28.6%	down	9.2	%pts
Operating Loss	(11,003)	(12,824)	up	n/a		(9,235)	down	n/a
Net Loss	(9,617)	(12,997)	up	n/a		(5,165)	down	n/a
Basic Loss per Common Share	(0.26)	(0.34)	up	n/a		(0.13)	down	n/a
Diluted Loss per Common Share	(0.26)	(0.34)	up	n/a		(0.13)	down	n/a

	In thousands of U.S. dollars, except share data
	Non-GAAP(2)
	Q3 2024	Q2 2024	Q/Q change		Q3 2023	Y/Y change
Adjusted Operating Loss	(9,026)	(11,608)	up	n/a	(7,064)	down	n/a
Adjusted EBITDA	(4,949)	(7,569)	up	n/a	(2,735)	down	n/a
Adjusted Net Loss	(12,797)	(8,134)	down	n/a	(1,591)	down	n/a
Adjusted Loss per Common Share—Diluted	(0.34)	(0.21)	down	n/a	(0.04)	down	n/a

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, we provided transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi, Korea, known as “Fab 3” (“Transitional Fab 3 Foundry Services”). The contractual obligation to provide the Transitional Fab 3 Foundry Services ended August 31, 2023, and we are winding down these foundry services and have begun to convert portions of the idle capacity to PAS products during the second half of 2024. Because these foundry services during the wind-down period are still provided to the same buyer by us using our Fab 3 based on mutually agreed terms and conditions, we will continue to report our revenue from providing these foundry services and related cost of sales within the Transitional Fab 3 Foundry Services line in our consolidated statement of operations until such wind down is completed. Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products MSS and PAS businesses.

(2)

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net loss or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Q4 and Full-year 2024 Financial Guidance

Beginning in Q1 of 2024, the Company began reporting results under its newly organized businesses: MSS (Mixed-Signal Solutions) and PAS (Power Analog Solutions). While actual results may vary, Magnachip currently expects the following:

For Q4 2024:

•	Consolidated revenue to be in the range of $59.0 to $64.0 million, including approximately $2.0 million of Transitional Foundry Services.

•

MSS revenue to be in the range of $15 to $17 million, down 2.7% sequentially but up 87% year-over-year at the mid-point. This compares with MSS revenue of $16.4 million in Q3 2024 and MSS equivalent revenue of $8.6 million in Q4 2023.

•

PAS revenue to be in the range of $42 to $45 million, down 8.6% sequentially but up 33.3% year-over-year at the mid-point. This compares with PAS revenue of $47.6 million in Q3 2024 and PAS equivalent revenue of $32.6 million in Q4 2023.

•	Consolidated gross profit margin to be in the range of 21.5% to 23.5%.

•	MSS gross profit margin to be in the range of 37.5% to 40.5%. This compares with MSS gross profit margin of 38.7% in Q3 2024 and MSS equivalent gross profit margin of 41.3% in Q4 2023.

•	PAS gross profit margin to be in the range of 17% to 19%. This compares with PAS gross profit margin of 19.4% in Q3 2024 and PAS equivalent gross profit margin of 18.1% in Q4 2023.

For the full-year 2024, we currently expect:

•	MSS revenue to grow double digits year-over-year as compared with MSS equivalent revenue of $44.4 million in 2023, consistent with what we communicated throughout the year.

•	PAS revenue to grow double digits year-over-year as compared with PAS equivalent revenue of $151.3 million in 2023, consistent with what we communicated throughout the year.

•	Transitional Foundry Services revenue will be wound down by the end of 2024, as expected. We expect any remaining amounts to be immaterial beyond Q4 2024.

•	Consolidated revenue flattish, as compared to our prior expectation of flattish-to-slightly down.

•	Consolidated gross profit margin between 21% to 22%, as compared to our prior expectation of 19% to 22%. This compares with the consolidated gross profit margin of 22.4% in 2023.

Q3 2024 Earnings Conference Call

Magnachip will host a corresponding conference call at 2:00 p.m. PT / 5:00 p.m. ET on Wednesday, October 30, 2024, to discuss its financial results. In advance of the conference call, all participants must use the following link to complete the online registration process. Upon registering, each participant will receive access details for this event including the dial-in numbers, a PIN number, and an e-mail with detailed instructions to join the conference call. A live and archived webcast of the conference call and a copy of earnings release will be accessible from the ‘Investors’ section of the Company’s website at www.magnachip.com.

Online registration: https://register.vevent.com/register/BId4ac9a385dd74e4f813c5964a3ac6546

Safe Harbor for Forward-Looking Statements

Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations about estimated historical or future operating results and financial performance, outlook and business plans, including fourth quarter and full year 2024 revenue and gross profit margin expectations, future growth and revenue opportunities from new and existing products and customers, the timing and extent of future revenue contributions by our products and businesses, and the impact of market conditions associated with inflation and higher interest rates, geopolitical conflicts between Russia-Ukraine and between Israel-Hamas, sustained military action and conflict in the Red Sea, and trade tensions between the U.S. and China, on Magnachip’s fourth quarter and full year 2024 and future operating results. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic conditions, including those caused by or related to inflation, potential recessions or other deteriorations, economic instability or civil unrest; the geopolitical conflicts between Russia-Ukraine and between Israel-Hamas, sustained military action and conflict in the Red Sea, and trade tensions between the U.S. and China; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs and impact demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely acceptance of our designs by customers; timely introduction of new products and technologies; our ability to ramp new products into volume production; industry-wide shifts in supply and demand for semiconductor products; overcapacity within the industry or at Magnachip; effective and cost-efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses that can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors; change to or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products; and other risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Form 10-K filed on March 8, 2024, and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communication, Internet of Things (“IoT”), consumer, computing, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,050 registered patents and pending applications, and has extensive engineering, design, and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

Steven C. Pelayo, CFA

The Blueshirt Group

Tel. +1 (360) 808-5154

steven@blueshirtgroup.co

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues:
Net sales – standard products business	$64,020	$50,835	$51,619	$160,396	$154,508
Net sales – transitional Fab 3 foundry services	2,440	2,336	9,626	8,302	24,721

Total revenues	66,460	53,171	61,245	168,698	179,229
Cost of sales:
Cost of sales – standard products business	48,400	39,113	36,829	123,401	112,008
Cost of sales – transitional Fab 3 foundry services	2,599	2,457	9,935	9,267	27,108

Total cost of sales	50,999	41,570	46,764	132,668	139,116

Gross profit	15,461	11,601	14,481	36,030	40,113
Gross profit as a percentage of standard products business net sales	24.4%	23.1%	28.7%	23.1%	27.5%
Gross profit as a percentage of total revenues	23.3%	21.8%	23.6%	21.4%	22.4%
Operating expenses:
Selling, general and administrative expenses	12,091	11,734	12,089	35,089	36,391
Research and development expenses	14,373	12,691	11,627	38,227	36,180
Early termination and other charges	—	—	—	—	9,251

Total operating expenses	26,464	24,425	23,716	73,316	81,822

Operating loss	(11,003)	(12,824)	(9,235)	(37,286)	(41,709)
Interest income	2,051	2,228	2,382	6,492	7,916
Interest expense	(574)	(554)	(189)	(1,366)	(645)
Foreign currency gain (loss), net	5,066	(3,557)	(2,583)	(3,492)	(4,776)
Other income (loss), net	(31)	108	87	121	55

Loss before income tax expense (benefit)	(4,491)	(14,599)	(9,538)	(35,531)	(39,159)
Income tax expense (benefit)	5,126	(1,602)	(4,373)	2,500	(8,577)

Net loss	$(9,617)	$(12,997)	$(5,165)	$(38,031)	$(30,582)

Basic loss per common share—	$(0.26)	$(0.34)	$(0.13)	$(1.00)	$(0.73)
Diluted loss per common share—	$(0.26)	$(0.34)	$(0.13)	$(1.00)	$(0.73)
Weighted average number of shares—
Basic	37,468,849	38,174,920	40,145,290	38,060,682	41,747,255
Diluted	37,468,849	38,174,920	40,145,290	38,060,682	41,747,255

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$121,095	$158,092
Short-term financial instruments	30,000	—
Accounts receivable, net	28,693	32,641
Inventories, net	36,127	32,733
Other receivables	5,301	4,295
Prepaid expenses	11,614	7,390
Hedge collateral	1,000	1,000
Other current assets	8,208	9,283

Total current assets	242,038	245,434
Property, plant and equipment, net	92,383	100,122
Operating lease right-of-use assets	3,810	4,639
Intangible assets, net	1,353	1,537
Long-term prepaid expenses	615	5,736
Deferred income taxes	46,643	50,836
Other non-current assets	24,513	12,187

Total assets	$411,355	$420,491

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$24,644	$24,443
Other accounts payable	11,768	5,292
Accrued expenses	9,133	10,457
Accrued income taxes	32	1,496
Operating lease liabilities	1,754	1,914
Other current liabilities	3,005	3,286

Total current liabilities	50,336	46,888

Long-term borrowing	30,312	—
Accrued severance benefits, net	17,347	16,020
Non-current operating lease liabilities	2,191	2,897
Other non-current liabilities	11,596	10,088

Total liabilities	111,782	75,893

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 57,032,206 shares issued and 37,292,044 outstanding at September 30, 2024 and 56,971,394 shares issued and 38,852,742 outstanding at December 31, 2023	569	569
Additional paid-in capital	277,306	273,256
Retained earnings	260,853	298,884
Treasury stock, 19,740,162 shares at September 30, 2024 and 18,118,652 shares at December 31, 2023, respectively	(222,503)	(213,454)
Accumulated other comprehensive loss	(16,652)	(14,657)

Total stockholders’ equity	299,573	344,598

Total liabilities and stockholders’ equity	$411,355	$420,491

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2024	September 30, 2023
Cash flows from operating activities
Net loss	$(9,617)	$(38,031)	$(30,582)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,056	12,171	12,583
Provision for severance benefits	1,582	4,552	5,358
Loss (gain) on foreign currency, net	(10,708)	6,140	14,532
Provision for inventory reserves	(591)	(1,615)	3,035
Stock-based compensation	1,977	4,093	5,383
Deferred income taxes	(47)	3,111	88
Others, net	126	552	592
Changes in operating assets and liabilities
Accounts receivable, net	3,795	3,560	(6,409)
Inventories	1,084	(2,365)	3,635
Other receivables	(1,631)	(1,030)	4,993
Prepaid expenses	1,818	5,645	5,653
Other current assets	4,086	1,155	(7,944)
Accounts payable	(1,325)	619	6,066
Other accounts payable	(3,521)	(10,197)	(6,738)
Accrued expenses	(912)	(1,339)	619
Accrued income taxes	(1,442)	(1,459)	(3,014)
Other current liabilities	(693)	(240)	(741)
Other non-current liabilities	(99)	(345)	(279)
Payment of severance benefits	(527)	(1,889)	(6,183)
Others, net	(316)	(1,077)	(841)

Net cash used in operating activities	(12,905)	(17,989)	(194)
Cash flows from investing activities
Proceeds from settlement of hedge collateral	627	627	3,335
Payment of hedge collateral	—	(612)	(3,154)
Purchase of property, plant and equipment	(2,609)	(4,175)	(2,280)
Payment for intellectual property registration	(85)	(263)	(230)
Collection of guarantee deposits	15	1,153	4,984
Payment of guarantee deposits	(180)	(2,090)	(7,276)
Increase in short-term financial instruments	—	(30,000)	—
Others, net	(37)	(37)	—

Net cash used in investing activities	(2,269)	(35,397)	(4,621)
Cash flows from financing activities
Proceeds from long-term borrowing	—	30,059	—
Proceeds from exercise of stock options	—	—	27
Acquisition of treasury stock	(2,648)	(9,507)	(43,087)
Repayment of financing related to water treatment facility arrangement	(119)	(357)	(371)
Repayment of principal portion of finance lease liabilities	(35)	(104)	(69)

Net cash provided by (used in) financing activities	(2,802)	20,091	(43,500)
Effect of exchange rates on cash and cash equivalents	6,604	(3,702)	(10,518)

Net decrease in cash and cash equivalents	(11,372)	(36,997)	(58,833)
Cash and cash equivalents
Beginning of the period	132,467	158,092	225,477

End of the period	$121,095	$121,095	$166,644

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING LOSS TO ADJUSTED OPERATING LOSS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Operating loss	$(11,003)	$(12,824)	$(9,235)	$(37,286)	$(41,709)
Adjustments:
Equity-based compensation expense	1,977	1,216	2,171	4,093	5,383
Early termination and other charges	—	—	—	—	9,251

Adjusted Operating Income Loss	$(9,026)	$(11,608)	$(7,064)	$(33,193)	$(27,075)

We present Adjusted Operating Loss as a supplemental measure of our performance. We define Adjusted Operating Loss for the periods indicated as operating loss adjusted to exclude (i) Equity-based compensation expense and (ii) Early termination and other charges.

For the nine months ended September 30, 2023, we recorded in our consolidated statement of operations $8,449 thousand of termination related charges in connection with the voluntary resignation program that we offered to certain employees during the first quarter of 2023. During the same period, we also recorded $802 thousand of one-time employee incentives.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED NET LOSS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net loss	$(9,617)	$(12,997)	$(5,165)	$(38,031)	$(30,582)
Adjustments:
Interest income	(2,051)	(2,228)	(2,382)	(6,492)	(7,916)
Interest expense	574	554	189	1,366	645
Income tax expense (benefit)	5,126	(1,602)	(4,373)	2,500	(8,577)
Depreciation and amortization	4,056	4,016	4,081	12,171	12,583

EBITDA	(1,912)	(12,257)	(7,650)	(28,486)	(33,847)
Equity-based compensation expense	1,977	1,216	2,171	4,093	5,383
Foreign currency loss (gain), net	(5,066)	3,557	2,583	3,492	4,776
Derivative valuation loss (gain), net	52	(85)	161	(58)	235
Early termination and other charges	—	—	—	—	9,251

Adjusted EBITDA	$(4,949)	$(7,569)	$(2,735)	$(20,959)	$(14,202)

Net loss	$(9,617)	$(12,997)	$(5,165)	$(38,031)	$(30,582)
Adjustments:
Equity-based compensation expense	1,977	1,216	2,171	4,093	5,383
Foreign currency loss (gain), net	(5,066)	3,557	2,583	3,492	4,776
Derivative valuation loss (gain), net	52	(85)	161	(58)	235
Early termination and other charges	—	—	—	—	9,251
Income tax effect on non-GAAP adjustments	(143)	175	(1,341)	(1,311)	(3,493)

Adjusted Net Loss	$(12,797)	$(8,134)	$(1,591)	$(31,815)	$(14,430)

Adjusted Net Loss per common share—
- Basic	$(0.34)	$(0.21)	$(0.04)	$(0.84)	$(0.35)
- Diluted	$(0.34)	$(0.21)	$(0.04)	$(0.84)	$(0.35)
Weighted average number of shares – basic	37,468,849	38,174,920	40,145,290	38,060,682	41,747,255
Weighted average number of shares – diluted	37,468,849	38,174,920	40,145,290	38,060,682	41,747,255

We present Adjusted EBITDA and Adjusted Net Loss as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net and (iv) Early termination and other charges. EBITDA for the periods indicated is defined as net loss before interest income, interest expense, income tax expense (benefit) and depreciation and amortization.

We prepare Adjusted Net Loss by adjusting net loss to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Loss is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Loss for the periods as net loss, adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Early termination and other charges and (v) Income tax effect on non-GAAP adjustments.

For the nine months ended September 30, 2023, we recorded in our consolidated statement of operations $8,449 thousand of termination related charges in connection with the voluntary resignation program that we offered to certain employees during the first quarter of 2023. During the same period, we also recorded $802 thousand of one-time employee incentives.